Exhibit 99.1

Ponce Financial Group, Inc. Reports Second Quarter 2025 Results

NEW YORK, July 25, 2025 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the second quarter of 2025.

Second Quarter 2025 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $5.8 million, or $0.25 per diluted share for the three months ended June 30, 2025, as compared to net income available to common stockholders of $5.7 million, or $0.25 per diluted share for the three months ended March 31, 2025 and net income available to common stockholders of $3.1 million, or $0.14 per diluted share for the three months ended June 30, 2024. Total net income for the three months ended June 30, 2025 was $6.1 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended June 30, 2025.
•
Included in the $5.8 million of net income available to common stockholders for the second quarter of 2025 results is $45.9 million in interest and dividend income and $2.1 million in non-interest income, offset by $21.4 million in interest expense, $16.9 million in non-interest expense, $1.9 million in provision for income taxes, $1.6 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
Net interest income of $24.4 million for the second quarter of 2025 increased $2.2 million, or 10.01%, from the prior quarter and increased $6.5 million, or 36.43%, from the same quarter last year.
•
Net interest margin was 3.27% for the second quarter of 2025, versus 2.98% for the prior quarter and 2.62% for the same quarter last year.

Six Months 2025 Highlights (Compared to 2024):

•
Net income available to common stockholders was $11.5 million, or $0.50 per diluted share for the six months ended June 30, 2025, as compared to net income available to common stockholders of $5.5 million, or $0.25 per diluted share for the six months ended June 30, 2024. Total net income for the six months ended June 30, 2025 was $12.1 million. The Company paid dividends of $0.6 million on its preferred stock during the six months ended June 30, 2025.
•
Net interest income for the six months ended June 30, 2025 was $46.6 million, an increase of $9.9 million, or 26.96%, compared to $36.7 million for the six months ended June 30, 2024.
•
Non-interest income for the six months ended June 30, 2025 was $4.4 million, an increase of $0.5 million, or 12.01%, from $4.0 million for the six months ended June 30, 2024.
•
Non-interest expense for the six months ended June 30, 2025 was $33.8 million, an increase of $0.3 million, or 0.99%, compared to $33.4 million for the six months ended June 30, 2024.
•
Cash and equivalents were $126.6 million as of June 30, 2025, a decrease of $13.2 million, or 9.44%, from $139.8 million as of December 31, 2024.
•
Securities totaled $433.4 million as of June 30, 2025, a decrease of $39.5 million, or 8.35%, from $472.9 million as of December 31, 2024 primarily due to regular principal payments, the call of two available-for-sale securities in the total amount of $6.0 million and the maturity of one held-for-sale security in the amount of $10.0 million.
•
Net loans receivable were $2.46 billion as of June 30, 2025, an increase of $172.1 million, or 7.53%, from $2.29 billion as of December 31, 2024.
•
Deposits were $2.04 billion as of June 30, 2025, an increase of $157.3 million, or 8.35%, from $1.88 billion as of December 31, 2024.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “We continue to execute on our strategy of prudent growth and incremental profitability. Our diluted earnings per share of $0.50 for the six months ended June 30, 2025, doubled from the same period last year driven by incremental net interest income and non-interest income while keeping non-interest expenses almost flat. Our net interest margin this quarter increased by 29 basis points compared to the prior quarter, reflecting both our high-yielding construction loans and our decreasing borrowing costs. Our non-performing loans also decreased this quarter. All-in-all, a very good quarter in these turbulent and uncertain times."

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We continue to make progress towards our commitments under the U.S. Treasury’s Emergency Capital Investment Program. As we previously communicated, given our level of originations from April 2024 to March 2025, we have ensured another year of the lowest possible preferred stock dividend of 0.50%. Regarding next year’s dividend period, we’re at 69% of the goal to qualify for the 0.50% rate with three more quarters to go. Also, we’re mindful of our percentage of deep impact lending, as we need to be at 60% or above for 16 quarters cumulatively, as a condition to buy the preferred stock back. After 12 quarters, including the quarter ended June 30, 2025, we are at 80% deep impact lending.”

The table below indicate the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Performance Ratios:
Return on average assets (1)	0.79%	0.77%	0.38%	0.33%	0.45%
Return on common equity (1)	7.88%	7.97%	3.76%	3.06%	4.60%
Net interest margin (1) (2)	3.27%	2.98%	2.80%	2.65%	2.62%
Non-interest expense to average assets (1)	2.18%	2.19%	2.25%	2.19%	2.28%
Efficiency ratio (3)	63.69%	68.70%	75.63%	80.87%	80.09%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	22.65%	22.84%	22.98%	22.87%	23.86%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	12.49%	12.51%	12.44%	12.28%	12.71%
Tier 1 capital to total assets (Ponce Financial Group)	17.13%	16.84%	17.70%	17.81%	17.88%
Total capital to risk-weighted assets (Bank only)	21.22%	21.38%	21.47%	21.61%	22.47%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	20.15%	20.35%	20.40%	20.45%	21.24%
Tier 1 capital to total assets (Bank only)	15.99%	15.61%	15.81%	16.19%	16.70%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.97%	0.96%	0.97%	1.09%	1.18%
Allowance for credit losses on loans as a percentage of nonperforming loans	101.01%	84.15%	82.29%	139.52%	130.28%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.04%)	(0.04%)	(0.45%)	(0.17%)	(0.10%)
Non-performing loans as a percentage of total assets	0.76%	0.88%	0.90%	0.57%	0.65%
Other:
Number of offices	17	18	19	19	18
Number of full-time equivalent employees	206	211	218	228	227

(1)
Annualized where appropriate.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended June 30, 2025 was $6.1 million compared to net income of $6.0 million for the three months ended March 31, 2025 and net income of $3.2 million for the three months ended June 30, 2024.

The $0.1 million increase of net income for the three months ended June 30, 2025 compared to the three months ended March 31, 2025 was attributed mainly to increase of $2.2 million in net interest income and a decrease of $0.1 million in provision for income taxes while remaining flat on non-interest expense, partially offset by an increase of $1.9 million in provision for credit losses and a decrease of $0.3 million in non-interest income.

The $2.9 million increase of net income for the three months ended June 30, 2025 compared to the three months ended June 30, 2024 was largely due to increases of $6.5 million in net interest income, partially offset by increases of $2.5 million in provision for credit losses, $0.7 million in provision for income taxes and $0.2 million in non-interest expense and a decrease of $0.2 million in non-interest income.

Net income for the six months ended June 30, 2025 was $12.1 million compared to net income of $5.6 million for the six months ended June 30, 2024. The $6.5 million increase of net income for the six months ended June 30, 2025 compared to the six months ended June 30, 2024 was attributed mainly to increases of $9.9 million in net interest income and $0.5 million in non-interest income; partially offset by increases of $2.2 million in provision for credit losses, $1.4 million in provision for income taxes and $0.3 million in non-interest expense.

Net Interest Income and Net Interest Margin

Net interest income for the three months ended June 30, 2025, increased $2.2 million, or 10.01%, to $24.4 million compared to $22.2 million for the three months ended March 31, 2025 and increased $6.5 million, or 36.43%, compared to $17.9 million for the three months ended June 30, 2024.

The $2.2 million increase in net interest income from the three months ended March 31, 2025 was attributable to an increase of $1.9 million in total interest and dividend income and a decrease of $0.3 million in total interest expense. The $6.5 million increase in net interest income from the three months ended June 30, 2024 was attributable to an increase of $7.0 million in total interest and dividend income, offset by an increase of $0.5 million in total interest expense.

Net interest income for the six months ended June 30, 2025, increased $9.9 million, or 26.96%, to $46.6 million compared to $36.7 million for the six months ended June 30, 2024. The $9.9 million increase in net interest income was attributable to an increase of $11.4 million in total interest and dividend income, offset by an increase of $1.5 million in total interest expense.

Net interest margin was 3.27% for the three months ended June 30, 2025 compared to 2.98% for the prior quarter, an increase of 29bps and 2.62% for the same period last year, an increase of 65bps.

Net interest margin was 3.12% for the six months ended June 30, 2025 compared to 2.67% for the six months ended June 30, 2024, an increase of 45bps.

Non-interest Income

Non-interest income for the three months ended June 30, 2025, was $2.1 million, a decrease of $0.3 million, or 13.48%, compared to $2.4 million for the three months ended March 31, 2025 and a decrease of $0.2 million, or 8.77%, compared to $2.3 million for the three months ended June 30, 2024.

The $0.3 million decrease in non-interest income from the three months ended March 31, 2025 was largely attributable to decreases of

$0.4 million in income on sale of SBA loans, $0.2 million in late and prepayment charges and $0.2 million in other non-interest income, partially offset by an increase of $0.4 million in grant income.

The $0.2 million decrease in non-interest income from the three months ended June 30, 2024 was largely attributable to decreases of $0.6 million in other non-interest income and $0.1 million in income on the sale of mortgage loans, partially offset by increases of $0.4 million in grant income and $0.1 million in late and prepayment charges.

Non-interest income for the six months ended June 30, 2025, was $4.4 million, an increase of $0.5 million, or 12.01%, compared to $4.0 million for the six months ended June 30, 2024. The $0.5 million increase in non-interest income was largely attributable to increases of $0.4 million in grant income, $0.4 million in income on sale of SBA loans and $0.4 million in late and prepayment charges, partially offset by decreases of $0.6 million in other non-interest income and $0.3 million in income on the sale of mortgage loans.

Non-interest Expense

Non-interest expense for the three months ended June 30, 2025 remained flat at $16.9 million compared to the three months ended March 31, 2025 and increased $0.2 million, or 1.38%, compared to $16.6 million for the three months ended June 30, 2024.

The $0.2 million increase in non-interest expense from the three months ended June 30, 2024 was mainly attributable to increases of $0.3 million in occupancy and equipment, $0.2 million in data processing expenses, $0.1 million in marketing and promotional expenses and $0.1 million in federal deposit insurance and regulatory assessment, partially offset by a decrease of $0.4 million in direct loan expenses.

Non-interest expense for the six months ended June 30, 2025, was $33.8 million, an increase of $0.3 million, or 0.99%, compared to $33.4 million for the six months ended June 30, 2024. The $0.3 million increase in non-interest expense was mainly attributable to increases of $0.6 million in occupancy and equipment, $0.4 million in other operating expense and $0.2 million in data processing expenses, partially offset by decreases of $0.7 million in direct loan expenses and $0.4 million in professional fees.

Credit Quality:

Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty were $28.5 million at June 30, 2025 compared to $32.0 million at March 31, 2025 and $23.2 million at June 30, 2024.

During the three months ended June 30, 2025, a credit loss provision of $1.6 million on loans was recorded, consisting of $1.3 million charged on the funded portion and $0.3 million charged on the unfunded portion on loans. During the three months ended March 31, 2025, a credit loss benefit of $0.3 million on loans was recorded, consisting of $0.7 million charged on the funded portion and a benefit of $1.0 million on the unfunded portion on loans. During the three months ended June 30, 2024, a credit loss benefit of $0.6 million on loans was recorded, consisting of $0.5 million benefit on the unfunded portion on loans and $0.1 million benefit on the funded portion.

During the six months ended June 30, 2025, a credit loss provision of $1.3 million on loans was recorded, consisting of $2.1 million charged on the funded portion and a benefit of $0.8 million on the unfunded portion on loans. During the six months ended June 30, 2024, a credit loss benefit of $0.7 million on loans was recorded, consisting of $0.4 million benefit on the funded portion and a benefit of $0.3 million on unfunded portion on loans.

Balance Sheet Summary

Total assets increased $113.9 million, or 3.75%, to $3.15 billion as of June 30, 2025 from $3.04 billion as of December 31, 2024. The increase in total assets is largely attributable to increases of $172.1 million in net loans receivable, $1.7 million in other assets and $1.4 million in accrued interest receivable, partially offset by decreases of $31.1 million in held-to-maturity securities, $13.2 million in cash and cash equivalents, $8.4 million in available-for-sale securities, $5.0 million in mortgage loans held for sale and $2.6 million in Federal Home Loan Bank of New York stock.

Total liabilities increased $98.3 million, or 3.88%, to $2.63 billion as of June 30, 2025 from $2.53 billion as of December 31, 2024. The increase in total liabilities was largely attributable to an increase of $157.3 million in deposits, $0.6 million in advance payments by borrowers for taxes and insurance and $0.4 million in accrued interest payable, partially offset by decreases of $60.0 million in borrowings and $0.2 million in operating lease liabilities.

Total stockholders’ equity increased $15.6 million, or 3.08%, to $521.1 million as of June 30, 2025, from $505.5 million as of December 31, 2024. The $15.6 million increase in stockholders’ equity was largely attributable to $12.1 million in net income, $2.3 million in other comprehensive income, $1.0 million impact to additional paid in capital as a result of share-based compensation and $0.9 million from release of ESOP shares, offset by $0.6 million in dividends on preferred shares.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks:
Cash	$35,767	$32,113	$35,478	$32,061	$23,128
Interest-bearing deposits	90,872	97,780	104,361	123,751	80,038
Total cash and cash equivalents	126,639	129,893	139,839	155,812	103,166
Available-for-sale securities, at fair value	96,562	103,570	104,970	111,005	113,125
Held-to-maturity securities, at amortized cost	336,879	358,024	367,938	403,736	442,113
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	5,703	8,567	10,736	9,566	37,764
Loans receivable, net	2,458,712	2,370,931	2,286,599	2,180,331	2,022,173
Accrued interest receivable	19,126	19,008	17,771	16,890	17,441
Premises and equipment, net	16,067	16,417	16,794	16,843	16,976
Right of use assets	28,806	29,496	29,093	29,785	30,349
Federal Home Loan Bank of New York stock (FHLBNY), at cost	26,620	25,807	29,182	28,515	23,972
Deferred tax assets	12,143	11,629	12,074	11,845	13,172
Other assets	26,363	16,245	24,693	51,392	21,507
Total assets	$3,153,869	$3,089,836	$3,039,938	$3,015,969	$2,842,007
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$2,042,209	$2,004,947	$1,884,864	$1,870,323	$1,606,097
Operating lease liabilities	30,501	31,126	30,696	31,343	31,861
Accrued interest payable	4,161	4,628	3,712	2,918	6,820
Advance payments by borrowers for taxes and insurance	10,942	12,901	10,349	13,733	10,838
Borrowings	536,100	521,100	596,100	580,421	680,421
Other liabilities	8,868	1,248	8,717	12,642	8,313
Total liabilities	2,632,781	2,575,950	2,534,438	2,511,380	2,344,350
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(7,404)	(7,641)	(7,707)	(9,445)	(9,519)
Additional paid-in-capital	208,275	207,888	207,319	208,478	207,934
Retained earnings	119,250	113,432	107,754	105,103	102,951
Accumulated other comprehensive loss	(13,047)	(13,515)	(15,297)	(12,686)	(16,557)
Unearned compensation ─ ESOP	(11,235)	(11,527)	(11,818)	(12,110)	(12,401)
Total stockholders' equity	521,088	513,886	505,500	504,589	497,657
Total liabilities and stockholders' equity	$3,153,869	$3,089,836	$3,039,938	$3,015,969	$2,842,007

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Interest and dividend income:
Interest on loans receivable	$40,291	$37,136	$35,622	$32,945	$31,281
Interest on deposits due from banks	807	1,668	1,783	2,430	1,542
Interest and dividend on securities and FHLBNY stock	4,762	5,193	5,481	5,918	5,969
Total interest and dividend income	45,860	43,997	42,886	41,293	38,792
Interest expense:
Interest on certificates of deposit	7,382	7,754	8,104	6,926	6,358
Interest on other deposits	9,058	8,554	8,476	8,519	7,389
Interest on borrowings	4,994	5,486	5,576	6,825	7,141
Total interest expense	21,434	21,794	22,156	22,270	20,888
Net interest income	24,426	22,203	20,730	19,023	17,904
Provision (benefit) for credit losses (1)	1,626	(285)	897	537	(867)
Net interest income after provision (benefit) for credit losses	22,800	22,488	19,833	18,486	18,771
Non-interest income:
Service charges and fees	511	525	500	508	492
Brokerage commissions	—	4	44	—	9
Late and prepayment charges	530	697	318	77	426
Income on sale of mortgage loans	169	148	254	218	274
Income on sale of SBA loans	—	404	148	—	—
Grant income	428	—	—	—	—
Other	422	603	833	348	1,057
Total non-interest income	2,060	2,381	2,097	1,151	2,258
Non-interest expense:
Compensation and benefits	7,627	7,780	7,668	7,674	7,724
Occupancy and equipment	3,907	3,913	3,863	3,786	3,564
Data processing expenses	1,188	1,152	1,143	1,099	1,013
Direct loan expenses	241	388	617	573	633
Insurance and surety bond premiums	297	315	293	292	263
Office supplies, telephone and postage	174	170	294	222	233
Professional fees	1,367	1,364	1,703	1,351	1,369
Microloans recoveries	—	—	(29)	(54)	(65)
Marketing and promotional expenses	266	83	289	180	145
Federal deposit insurance and regulatory assessment (2)	546	461	418	392	428
Other operating expenses (2)	1,256	1,262	1,206	1,051	1,333
Total non-interest expense (1)	16,869	16,888	17,465	16,566	16,640
Income before income taxes	7,991	7,981	4,465	3,071	4,389
Provision for income taxes	1,891	2,022	1,532	638	1,197
Net income	$6,100	$5,959	$2,933	$2,433	$3,192
Dividends on preferred shares	282	281	282	281	75
Net income available to common stockholders	$5,818	$5,678	$2,651	$2,152	$3,117
Earnings per common share:
Basic	$0.26	$0.25	$0.12	$0.10	$0.14
Diluted	$0.25	$0.25	$0.12	$0.10	$0.14
Weighted average common shares outstanding:
Basic	22,716,615	22,662,916	22,528,160	22,446,009	22,409,803
Diluted	22,947,769	22,876,740	22,807,644	22,612,028	22,419,309

(1) For the three months ended December 31, 2024, September 30, 2024, and June 30, 2024, benefit for contingencies in the amounts of $0.2 million, $0.3 million and $0.5 million were reclassified from total non-interest expense to benefit for credit losses.

(2) For the three months ended September 30, 2024 and June 30, 2024, $0.3 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.1 million of directors' fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses for each of the periods.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2025	2024	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$77,427	$61,945	$15,482	24.99%
Interest on deposits due from banks	2,475	4,453	(1,978)	(44.42%)
Interest and dividend on securities and FHLBNY stock	9,955	12,060	(2,105)	(17.45%)
Total interest and dividend income	89,857	78,458	11,399	14.53%
Interest expense:
Interest on certificates of deposit	15,136	12,738	2,398	18.83%
Interest on other deposits	17,612	13,929	3,683	26.44%
Interest on borrowings	10,480	15,064	(4,584)	(30.43%)
Total interest expense	43,228	41,731	1,497	3.59%
Net interest income	46,629	36,727	9,902	26.96%
Provision (benefit) for credit losses (1)	1,341	(883)	2,224	(251.87%)
Net interest income after provision (benefit) for credit losses	45,288	37,610	7,678	20.41%
Non-interest income:
Service charges and fees	1,036	965	71	7.36%
Brokerage commissions	4	17	(13)	(76.47%)
Late and prepayment charges	1,227	785	442	56.31%
Income on sale of mortgage loans	317	576	(259)	(44.97%)
Income on sale of SBA loans	404	—	404	—%
Grant income	428	—	428	—%
Other	1,025	1,622	(597)	(36.81%)
Total non-interest income	4,441	3,965	476	12.01%
Non-interest expense:
Compensation and benefits	15,407	15,568	(161)	(1.03%)
Occupancy and equipment	7,820	7,231	589	8.15%
Data processing expenses	2,340	2,140	200	9.35%
Direct loan expenses	629	1,365	(736)	(53.92%)
Insurance and surety bond premiums	612	516	96	18.60%
Office supplies, telephone and postage	344	482	(138)	(28.63%)
Professional fees	2,731	3,092	(361)	(11.68%)
Microloans recoveries	—	(118)	118	(100.00%)
Marketing and promotional expenses	349	245	104	42.45%
Federal deposit insurance and regulatory assessments (2)	1,007	817	190	23.26%
Other operating expenses (2)	2,518	2,088	430	20.59%
Total non-interest expense (1)	33,757	33,426	331	0.99%
Income before income taxes	15,972	8,149	7,823	96.00%
Provision for income taxes	3,913	2,543	1,370	53.87%
Net income	$12,059	$5,606	$6,453	115.11%
Dividends on preferred shares	563	75	488	650.67%
Net income available to common stockholders	$11,496	$5,531	$5,965	107.85%
Earnings per common share:
Basic	$0.51	$0.25	$0.26	104.00%
Diluted	$0.50	$0.25	$0.25	100.00%
Weighted average common shares outstanding:
Basic	22,689,914	22,381,647	308,267	1.38%
Diluted	22,920,841	22,393,018	527,823	2.36%

(1) For the six months ended June 30, 2024, benefit for contingencies in the amount of $0.3 million were reclassified from total non-interest expense to benefit for credit losses.

(2) For the six months ended June 30, 2024, $0.6 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.2 million of directors' fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses for each of the periods.

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2025		2025		2024		2024		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$317,488	12.78%	$325,866	13.62%	$330,053	14.30%	$332,380	15.09%	$337,292	16.49%
Owner-Occupied	134,862	5.43%	137,676	5.75%	142,363	6.17%	145,065	6.59%	147,485	7.21%
Multifamily residential	693,670	27.96%	675,541	28.24%	670,159	29.04%	678,029	30.78%	545,323	26.66%
Nonresidential properties	404,512	16.30%	390,681	16.33%	389,898	16.89%	383,277	17.40%	337,583	16.51%
Construction and land	883,462	35.59%	815,425	34.08%	733,660	31.79%	631,461	28.67%	641,879	31.39%
Total mortgage loans	2,433,994	98.06%	2,345,189	98.02%	2,266,133	98.19%	2,170,212	98.53%	2,009,562	98.26%
Non-mortgage loans:
Business loans	47,372	1.91%	46,329	1.94%	40,849	1.77%	28,499	1.29%	30,222	1.48%
Consumer loans (1)	840	0.03%	997	0.04%	1,038	0.04%	4,021	0.18%	5,305	0.26%
Total non-mortgage loans	48,212	1.94%	47,326	1.98%	41,887	1.81%	32,520	1.47%	35,527	1.74%
Total loans, gross	2,482,206	100.00%	2,392,515	100.00%	2,308,020	100.00%	2,202,732	100.00%	2,045,089	100.00%
Net deferred loan origination costs	606		1,390		1,081		1,565		1,145
Allowance for credit losses on loans	(24,100)		(22,974)		(22,502)		(23,966)		(24,061)
Loans, net	$2,458,712		$2,370,931		$2,286,599		$2,180,331		$2,022,173

(1)
As of September 30, 2024, and June 30, 2024, consumer loans include $3.0 million, and $4.3 million, respectively, of microloans originated by the Bank. As of December 31, 2024, these microloans were charged-off.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$22,974	$22,502	$23,966	$24,061	$24,664
Provision (benefit) for credit losses on loans	1,348	731	1,090	801	(120)
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	(38)	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	(7)	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	(222)	(222)	(232)	(450)	—
Consumer	—	(3)	(2,465)	(634)	(747)
Total charge-offs	(222)	(263)	(2,697)	(1,091)	(747)
Recoveries:
Non-mortgage loans:
Business	—	4	—	1	7
Consumer	—	—	143	194	257
Total recoveries	—	4	143	195	264
Net (charge-offs) recoveries	(222)	(259)	(2,554)	(896)	(483)
Allowance for credit losses on loans at end of the period	$24,100	$22,974	$22,502	$23,966	$24,061

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2025		2025		2024		2024		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$197,671	9.68%	$212,139	10.58%	$169,178	8.98%	$182,737	9.78%	$178,125	11.09%
Interest-bearing deposits:
NOW/IOLA accounts	63,626	3.12%	74,430	3.71%	62,616	3.32%	71,445	3.82%	81,178	5.05%
Money market accounts	790,939	38.73%	692,753	34.55%	636,219	33.75%	660,168	35.30%	502,255	31.27%
Reciprocal deposits	136,693	6.69%	141,838	7.07%	130,677	6.93%	94,145	5.03%	109,945	6.85%
Savings accounts	102,759	5.03%	106,122	5.29%	105,870	5.62%	108,941	5.82%	109,694	6.83%
Total NOW, money market, reciprocal and savings accounts	1,094,017	53.57%	1,015,143	50.62%	935,382	49.62%	934,699	49.97%	803,072	50.00%
Certificates of deposit of $250K or more (1)	220,671	10.81%	219,721	10.96%	204,293	10.84%	210,262	11.25%	189,683	11.82%
Brokered certificates of deposit (2)	69,531	3.40%	84,531	4.22%	94,531	5.02%	94,531	5.05%	94,614	5.89%
Listing service deposits (2)	6,140	0.30%	6,140	0.31%	7,376	0.39%	7,376	0.39%	9,361	0.58%
All other certificates of deposit less than $250K (1)	454,179	22.24%	467,273	23.31%	474,104	25.15%	440,718	23.56%	331,242	20.62%
Total certificates of deposit	750,521	36.75%	777,665	38.80%	780,304	41.40%	752,887	40.25%	624,900	38.91%
Total interest-bearing deposits	1,844,538	90.32%	1,792,808	89.42%	1,715,686	91.02%	1,687,586	90.22%	1,427,972	88.91%
Total deposits	$2,042,209	100.00%	$2,004,947	100.00%	$1,884,864	100.00%	$1,870,323	100.00%	$1,606,097	100.00%

(1)
As of September 30, 2024, and June 30, 2024, $36.2 million, and $33.5 million, respectively, were reclassified from all other certificates of deposit less than $250K to certificates of deposit of $250K or more.
(2)
There were no individual listing service deposits amounting to $250,000 or more. There was one brokered certificates of deposit in the amount of $1.5 million amounting to $250,000 or more. All other brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,859	$1,052	$436	$436	$436
Owner occupied	—	1,423	1,423	1,423	1,423
Multifamily residential	11,703	9,788	10,271	4,685	5,754
Nonresidential properties	405	—	—	824	828
Construction and land	8,907	14,159	14,158	8,907	8,907
Non-mortgage loans:
Business	276	170	343	180	396
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$23,150	$26,592	$26,631	$16,455	$17,744

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$284	$279	$279	$278	$277
Owner occupied	424	431	435	444	448
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	708	710	714	722	725
Total non-performing assets (2)	$23,858	$27,302	$27,345	$17,177	$18,469

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,779	$1,792	$1,807	$1,821	$1,830
Owner occupied	2,012	2,038	2,062	2,116	2,171
Multifamily residential	—	—	—	—	—
Nonresidential properties	655	644	652	672	707
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	203	209	215	222	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$4,649	$4,683	$4,736	$4,831	$4,708
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$28,507	$31,985	$32,081	$22,008	$23,177
Total non-performing assets to total assets	0.76%	0.88%	0.90%	0.57%	0.65%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,447,713	$40,291	6.60%	$2,040,149	$31,281	6.17%
Securities (3)	449,858	4,246	3.79%	562,560	5,486	3.92%
Other (4)	102,252	1,323	5.19%	141,368	2,025	5.76%
Total interest-earning assets	2,999,823	45,860	6.13%	2,744,077	38,792	5.69%
Non-interest-earning assets	104,059			105,774
Total assets	$3,103,882			$2,849,851
Interest-bearing liabilities:
NOW/IOLA	$68,155	$100	0.59%	$72,932	$151	0.83%
Money market	864,688	8,930	4.14%	599,209	7,209	4.84%
Savings	104,243	26	0.10%	111,859	27	0.10%
Certificates of deposit	772,363	7,382	3.83%	635,850	6,358	4.02%
Total deposits	1,809,449	16,438	3.64%	1,419,850	13,745	3.89%
Advance payments by borrowers	14,934	2	0.05%	14,948	2	0.05%
Borrowings	521,375	4,994	3.84%	680,421	7,141	4.22%
Total interest-bearing liabilities	2,345,758	21,434	3.66%	2,115,219	20,888	3.97%
Non-interest-bearing liabilities:
Non-interest-bearing demand	203,349	—		188,920	—
Other non-interest-bearing liabilities	36,435	—		49,437	—
Total non-interest-bearing liabilities	239,784	—		238,357	—
Total liabilities	2,585,542	21,434		2,353,576	20,888
Total equity	518,340			496,275
Total liabilities and total equity	$3,103,882		3.66%	$2,849,851		3.97%
Net interest income		$24,426			$17,904
Net interest rate spread (5)			2.47%			1.72%
Net interest-earning assets (6)	$654,065			$628,858
Net interest margin (7)			3.27%			2.62%
Average interest-earning assets to interest-bearing liabilities			127.88%			129.73%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	Six Months Ended June 30,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,408,788	$77,427	6.48%	$2,009,706	$61,945	6.20%
Securities (3)	458,660	8,767	3.85%	569,397	11,105	3.92%
Other (4)	143,905	3,663	5.13%	189,899	5,408	5.73%
Total interest-earning assets	3,011,353	89,857	6.02%	2,769,002	78,458	5.70%
Non-interest-earning assets	106,600			106,172
Total assets	$3,117,953			$2,875,174
Interest-bearing liabilities:
NOW/IOLA	$70,243	$215	0.62%	$77,891	$369	0.95%
Money market	846,420	17,341	4.13%	571,886	13,501	4.75%
Savings	104,704	52	0.10%	112,680	55	0.10%
Certificates of deposit	783,256	15,136	3.90%	632,689	12,738	4.05%
Total deposits	1,804,623	32,744	3.66%	1,395,146	26,663	3.84%
Advance payments by borrowers	13,696	4	0.06%	13,917	4	0.06%
Borrowings	544,857	10,480	3.88%	725,745	15,064	4.17%
Total interest-bearing liabilities	2,363,176	43,228	3.69%	2,134,808	41,731	3.93%
Non-interest-bearing liabilities:
Non-interest-bearing demand	200,007	—		193,891	—
Other non-interest-bearing liabilities	40,155	—		51,749	—
Total non-interest-bearing liabilities	240,162	—		245,640	—
Total liabilities	2,603,338	43,228		2,380,448	41,731
Total equity	514,615			494,726
Total liabilities and total equity	$3,117,953		3.69%	$2,875,174		3.93%
Net interest income		$46,629			$36,727
Net interest rate spread (5)			2.33%			1.77%
Net interest-earning assets (6)	$648,177			$634,194
Net interest margin (7)			3.12%			2.67%
Average interest-earning assets to
interest-bearing liabilities			127.43%			129.71%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	901,911	920,520	925,497	1,067,248	1,074,979
Common shares outstanding at end of period	23,984,800	23,966,191	23,961,214	23,819,463	23,811,732

Book value per common share	$12.34	$12.05	$11.71	$11.74	$11.45
Tangible book value per common share	$12.34	$12.05	$11.71	$11.74	$11.45